                  Exhibit 99.1

1.1.2          Business Conducted at Meeting.

(a)  At an annual meeting of shareholders, an item of business may be conducted, and a proposal may be considered and acted upon, only if such item or proposal is brought before the meeting (i) by, or at the direction of, the Board of Directors, or (ii) by any shareholder of the corporation who is entitled to vote at the meeting and who complies with the procedures set forth in the remainder of this Section 1.1.2.  This Section 1.1.2 shall not apply to matters of procedure that, pursuant to Section 11.3(a) of these Bylaws, are subject to the authority of the chairman of the meeting.

(b)  For a shareholder to properly bring any item of business before an annual meeting of shareholders, such shareholder must give timely notice thereof in proper written form to the Secretary of the corporation.  This Section 1.1.2 shall constitute an “advance notice provision” for purposes of Rule 14a-4(c)(1), promulgated under the Securities Exchange Act of 1934, as such rule may be amended from time to time (the “Exchange Act”).  To be timely, a shareholder’s notice to the Secretary of the corporation must be delivered at the principal executive offices of the corporation, not less than one hundred twenty (120) days prior to the anniversary of the date of the corporation’s proxy statement released to shareholders in connection with the previous year’s annual meeting; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after the anniversary date of the immediately preceding annual meeting of shareholders, notice by the shareholders must be received no later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first.

(c)  To be in proper form, a shareholder’s notice to the Secretary must set forth, as to each item of business or proposal the shareholder intends to bring before the meeting, (i) a brief description of the item of business or proposal desired to be brought before the meeting and the reasons for bringing it before the meeting, (ii) the name and address of such shareholder, (iii) the number and class of shares of stock of the corporation that are beneficially owned on the date of such notice by such shareholder, (iv) any financial interest of such shareholder in such item of business or proposal, (v) a description of all arrangements or understandings between such shareholder in connection with the proposal of such business by such shareholders and any material interest of such shareholder in such business; and (vi) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

(d)  A shareholder intending to nominate one or more persons for election as a Director at an annual meeting must comply with the notice provisions set forth in Section 1.1.2(b) and 1.1.2(c) hereof (as such provisions may be amended from time to time) for such nomination or nominations to be properly brought before such meeting.  In addition, for a nomination to be made properly by a shareholder, the notice to the Secretary of the corporation must set forth (i) as to each person whom the shareholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person being nominated, (B) the principal occupation or employment of the person being nominated, (C) the class or series and number of shares of capital stock of the corporation that are owned beneficially or of record by the person being nominated, and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (ii) as to the shareholder giving the notice, any information (in addition to the information required pursuant to Section 1.1.2(b) and Section 1.1.2(c) hereof) relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.  Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.”